Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

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                                                                                                     Due Period       8/31/2003
                                                                                             Determination Date       9/22/2003
                                                                                              Distribution Date       9/25/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                         21,696,793.58
      All Liquidation Proceeds with respect to Principal                                                               336,233.22
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                      0.00
      Substitution Adjustment with respect to Principal                                                                      0.00
                                                                                                                    -------------

                               Principal Distribution Amount                                                        22,033,026.80

       Interest collected on Mortgage Loans                                                                          4,899,814.60
       Interest portion of Purchase Price on Repurchased Mortgage Loans                                                      0.00
       Recoveries on previously Liquidated Mortgages with respect to Interest                                                0.00
       Substitution Adjustment with respect to Interest                                                                      0.00
       Master Servicer Monthly Advances (net of Compensating Interest)                                                 796,064.79
       Reimbursement of previous months Servicer Advances                                                             -489,037.42
       Compensating Interest                                                                                             2,375.47
       Investment Earnings on Certificate Account                                                                            0.00
                                                                                                                    -------------

                               Interest Remittance Amount                                                            5,209,217.44

       Amount not Required to be deposited                                                                                   0.00

                               Total available in the Certificate Account                                           27,242,244.24

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II    Distributions                                                                       Per $ 1,000                  Amount
                                                                                          -----------                  ------

1.    Aggregate Class AF Distribution                                                     27.90233037               16,236,366.04

2.    Aggregate Class A-IO Distribution                                                    0.00000000                        0.00

3.    Aggregate Class MF-1 Distribution                                                    4.99166677                  165,523.67

4.    Aggregate Class MF-2 Distribution                                                    5.32500000                  141,272.25

5.    Aggregate Class BF Distribution                                                      5.69166667                  122,598.50

6.    Aggregate Class AV Distribution                                                     29.44349121                7,720,377.83

7.    Aggregate Class MV-1 Distribution                                                    1.51555556                   30,008.00

8.    Aggregate Class MV-2 Distribution                                                    2.04083362                   35,571.73

9.    Aggregate Class BV Distribution                                                      2.63500000                   45,928.05

10.   Aggregate Class X-IO Distribution                                                    0.00000000                2,104,399.18

11.   Aggregate Class R Distribution                                                                                         0.00

12.   Aggregate Master Servicer Distribution                                                                           640,198.99
                                                                                                                    -------------

                                                           Total Distributions =                                    27,242,244.24

III   Certificate Class Balances                                                           Factor %                   Amount
                                                                                           --------                   ------

      Opening Senior Class A Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
            (a) Class AF-1A                                                               59.67816128%             347,267,220.48

            (b) Class A-IO (Notional Amount)                                                                                 0.00

      Opening Subordinated Class MF & BF Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
            (a) Class MF-1                                                               100.00000000%              33,160,000.00
            (b) Class MF-2                                                               100.00000000%              26,530,000.00
            (c) Class BF                                                                 100.00000000%              21,540,000.00
                                                                                                                    -------------
                                                                                                                    81,230,000.00
      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
            (a)  Class AV                                                                 62.53471281%             163,972,270.47

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
            (b) Class MV-1                                                               100.00000000%              19,800,000.00
            (c) Class MV-2                                                               100.00000000%              17,430,000.00
            (d) Class BV                                                                 100.00000000%              17,430,000.00
                                                                                                                    -------------
                                                                                                                    54,660,000.00
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IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                             No.           Amount
                                                                                                         ---           ------
            (a) Stated principal collected                                                                           1,107,911.63
            (b) Principal Prepayments                                                                    212        20,588,881.95
            (c) Liquidation Proceeds                                                                                   336,233.22
            (d) Repurchased Mortgage Loans                                                                 0                 0.00
            (e) Substitution Adjustment related to Principal                                                                 0.00
            (f) Recoveries on previously Liquidated Mortgages with respect to Principal                                      0.00
                                                                                                                    -------------

                             Total Basic Principal                                                                  22,033,026.80

1(b). Subordination Increase/(Decrease) amount                                                                         319,537.22
                                                                                                                    -------------
                             Total Principal Distribution                                                           22,352,564.02

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2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                                          Per $ 1,000
                                                                                          -----------
            1. Class AF                                                                   25.48039165               14,827,039.90

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
            1. Class MF-1                                                                  0.00000000                        0.00
            2. Class MF-2                                                                  0.00000000                        0.00
            3. Class BF                                                                    0.00000000                        0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
            1. Class AV                                                                   28.70037039                7,525,524.12

2(d). Class AV Principal Distribution Amount Group II Certificates:
            1. Class MV-1                                                                  0.00000000                        0.00
            2. Class MV-2                                                                  0.00000000                        0.00
            3. Class BV                                                                    0.00000000                        0.00

2(e)  Class M Applied Realized Loss for Group I Certificates:
            1. Class MF-1                                                                  0.00000000                        0.00
            2. Class MF-2                                                                  0.00000000                        0.00
            3. Class BF                                                                    0.00000000                        0.00

2(f)  Class B Applied Realized Loss for Group II Certificates:
            1. Class MV-1                                                                  0.00000000                        0.00
            2. Class MV-2                                                                  0.00000000                        0.00
            3. Class BV                                                                    0.00000000                        0.00

                                                                                            Factor %                  Amount
                                                                                            --------                  ------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I Certificates:
                        (a) Class AF-1A                                                   57.13012211%             332,440,180.58

                        (b) Class A-IO (Notional Amount)                                                                     0.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group I Certificates:
            (a) Class MF-1                                                               100.00000000%              33,160,000.00
            (b) Class MF-2                                                               100.00000000%              26,530,000.00
            (c) Class BF                                                                 100.00000000%              21,540,000.00
                                                                                                                    -------------
                                                                                                                    81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:
            (a) Class AV                                                                  59.66467578%             156,446,746.35

      Ending Subordinated Class  MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:
            (b) Class MV-1                                                               100.00000000%              19,800,000.00
            (c) Class MV-2                                                               100.00000000%              17,430,000.00
            (d) Class BV                                                                 100.00000000%              17,430,000.00
                                                                                                                    -------------
                                                                                                                    54,660,000.00
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V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate
                        1. Class AF-1A                                                  4.87000%
                        2. Class A-IO                                                   5.00000%
                        9. Class MF-1                                                   5.99000%
                       10. Class MF-2                                                   6.39000%
                       11. Class BF                                                     6.83000%

      Variable Rate Certificates

            b) LIBOR Rate                                                               1.11000%

                       1. Class AV                                                      1.38000%
                       2. Class MV-1                                                    1.76000%
                       3. Class MV-2                                                    2.37000%
                       4. Class BV                                                      3.06000%

      INTEREST REMITTANCE AMOUNT
         1. Interest collected on Mortgage Loans                                      4,899,814.60
         2. Interest advanced on Mortgage Loans                                         307,027.37
         3. Compensating Interest on Mortgage Loans                                       2,375.47
         4. Substitution Adjustment interest                                                  0.00
         5. Purchase Price interest on repurchased accounts                                   0.00
         6. Liquidation Proceeds interest portion                                             0.00
         7. Recoveries on previously Liquidated Mortgages with respect to Interest            0.00
                    TOTAL INTEREST REMITTANCE AMOUNT                                                                 5,209,217.44

      Current Interest Requirement

                       1. Class AF-1A  @ applicable Pass-Through Rate                                                1,409,326.14
                       2. Class A-IO @ applicable Pass-Through Rate                                                          0.00
                       3. Class MF-1 @ applicable Pass-Through Rate                                                    165,523.67
                       4. Class MF-2 @ applicable Pass-Through Rate                                                    141,272.25
                       5. Class BF @ applicable Pass-Through Rate                                                      122,598.50
                       6. Class AV @ applicable Pass-Through Rate                                                      194,853.71
                       7. Class MV-1 @ applicable Pass-Through Rate                                                     30,008.00
                       8. Class MV-2 @ applicable Pass-Through Rate                                                     35,571.73
                       9. Class BV  @ applicable Pass-Through Rate                                                      45,928.05

      Interest Carry Forward Amount

                        1.    Class AF-1A                                                        0.00
                        2.    Class A-IO                                                         0.00
                        3.    Class MF-1                                                         0.00
                        4.    Class MF-2                                                         0.00
                        5.    Class BF                                                           0.00
                        6.    Class AV                                                           0.00
                        7.    Class MV-1                                                         0.00
                        8.    Class MV-2                                                         0.00
                        9.    Class BV                                                           0.00
                       10.    Class X-IO                                                         0.00

      Certificates Interest Distribution Amount
                                                                                         Per $ 1,000
                                                                                         -----------
                       1. Class AF-1A                                                     2.42193872                 1,409,326.14
                       2. Class A-IO                                                      0.00000000                         0.00
                       3. Class MF-1                                                      4.99166677                   165,523.67
                       4. Class MF-2                                                      5.32500000                   141,272.25
                       5. Class BF                                                        5.69166667                   122,598.50
                       6. Class AV                                                        0.74312082                   194,853.71
                       7. Class MV-1                                                      1.51555556                    30,008.00
                       8. Class MV-2                                                      2.04083362                    35,571.73
                       9. Class BV                                                        2.63500000                    45,928.05
                                                                                                                     ------------
                                                                                                                     2,145,082.05
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VI    Credit Enhancement Information
                                                                                           Group I        Group II        Total

            (a) Senior Enhancement Percentage                                               22.55%         29.53%         52.08%

            (b) Overcollateralization Amount:

                       1. Opening Overcollateralization Amount                      15,252,032.86   10,773,517.11   26,025,549.97
                       2. Ending Overcollateralization Amount                       15,252,032.86   10,773,517.11   26,025,549.97
                       3. Targeted Overcollateralization Amount                     15,252,032.86   10,773,517.11   26,025,549.97
                       4. Subordination Deficiency                                           0.00            0.00            0.00
                       5. Overcollateralization Release Amount                               0.00            0.00            0.00

VII   Trigger Information

            1. (a) 60+ Delinquency Percentage                                                5.96%          5.13%
               (b) Delinquency Event in effect  (Group I > 50% or Group II > 40% of
                     the Sr. Enhancement)                                                      NO             NO

            2. (a) Cumulative Loss Percentage                                                0.18%          0.11%
               (b) Applicable Loss Percentage for current Distribution                       2.25%          3.25%
               (c) Cumulative Loss Trigger Event in effect                                     NO             NO
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VIII  Pool Information                                                                             No.                 Amount
                                                                                                   ---                 ------

               (a) Closing Mortgage Loan Principal Balance:
                       1. Fixed Rate                                                              5,940            428,922,213.44
                       2. Adjustable Rate                                                         2,058            221,880,263.46

                             Total Closing Mortgage Loan Principal Balance:                       7,998            650,802,476.90

               (b) Balloon Mortgage Loans
                       1. Fixed Rate                                                                195             15,003,251.58
                       2. Adjustable Rate                                                             0                      0.00

                             Total Closing Mortgage Loan Principal Balance:                         195             15,003,251.58

               (c) Weighted Average Mortgage Rate:
                       1. Fixed Rate                                                                                        9.428%
                       2. Adjustable Rate                                                                                   8.016%

                             Total  Weighted Average Mortgage Rate                                                          8.946%

               (d) Weighted Average Net Mortgage Rate:
                       1. Fixed Rate                                                                                        8.925%
                       2. Adjustable Rate                                                                                   7.527%

               (e) Weighted Average Remaining Maturity:
                       1. Fixed Rate                                                                                       286.74
                       2. Adjustable Rate                                                                                  338.23

               (f) Weighted Average Original Maturity:
                       1. Fixed Rate                                                                                       317.24
                       2.  djustable Rate                                                                                  358.51
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IX    Delinquency Information                                                                    No.        %           Amount
                                                                                                ---------------------------------

      A. Fixed Rate Mortgage Loans:
               (a) Delinquent Contracts:
                       1.    31 - 59 Day Accounts                                                295      4.70%     20,151,167.55
                       2.    60 - 89 Day Accounts                                                 85      1.34%      5,733,544.19
                       3.    90+  Day Accounts                                                   205      3.93%     16,848,168.75

               (b) Mortgage Loans - In Foreclosure                                               159      3.04%     13,050,324.39
               (c) REO Property Accounts                                                          63      1.29%      5,553,146.62

      B. Adjustable Rate Mortgage Loans:
               (a) Delinquent Contracts:
                       1. 31 - 59 Day Accounts                                                    86      3.98%      8,832,641.50
                       2. 60 - 89 Day Accounts                                                    41      1.84%      4,079,335.30
                       3. 90+  Day Accounts                                                       71      3.28%      7,266,625.30

               (b) Mortgage Loans - In Foreclosure                                                54      2.15%      4,763,285.60
               (c) REO Property Accounts                                                          24      1.04%      2,314,188.64

      C. Total For All Mortgage Loans
               (a)  Delinquent Contracts:
                       1. 31 - 59 Day Accounts                                                   381      4.45%     28,983,809.05
                       2. 60 - 89 Day Accounts                                                   126      1.51%      9,812,879.49
                       3. 90+  Day Accounts                                                      276      3.71%     24,114,794.05

               (b) Mortgage Loans - In Foreclosure                                               213      2.74%     17,813,609.99
               (c) REO Property Accounts                                                          87      1.21%      7,867,335.26
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X     Realized Losses                                                                            No.                    Amount
                                                                                                -----                   ------

            1. (a) Gross Realized Losses during the period                                        10                   655,770.44

               (b) Realized Losses during the period
                       1. Group I                                                                                      238,178.23
                       2. Group II                                                                                      81,358.99
                                                                                                                       ----------

                             Total                                                                                     319,537.22

               (c) Cumulative Gross Realized Losses                                               31                 3,164,424.53

               (d) Cumulative Realized Losses
                       1. Group I                                                                                    1,222,888.78
                       2. Group II                                                                                     356,505.25

                             Total                                                                                   1,579,394.03

               (e) Cumulative Applied Realized Losses

                         i.  Class MF-1                                                                                      0.00
                        ii.  Class MV-1                                                                                      0.00
                       iii.  Class MF-2                                                                                      0.00
                        iv.  Class MV-2                                                                                      0.00
                         v.  Class BF                                                                                        0.00
                        vi.  Class BV                                                                                        0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                         i.  Monthly Servicing Fee                                                                     280,481.27
                        ii.  Mortgage Fees                                                                             350,361.43
                       iii. Mortgage Insurance Premium Reimbursement                                                     9,356.30
                        iv. Certificate Account Investment Earnings                                                          0.00

         (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                        0.00

         (c) Total Master Servicing Fees paid with this distribution                                                   640,198.99

         (d) Amount of unpaid Master Servicing Fees as of this distribution                                                  0.00

      2. (a) Opening Master Servicer Advance Balance                                                                 8,374,048.30

         (b) Current Advance (exclusive of Compensating Interest)                                                      796,064.79

         (c) Reimbursement of prior Master Servicer Advances                                                          (489,037.42)
                                                                                                                    -------------

         (d) Ending Master Servicer Advance Balance                                                                  8,681,075.67

      3. Current period Compensating Interest                                                                            2,375.47

      4. (a) Stepdown Date in effect ?                                                                         NO
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